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                                                                    EXHIBIT 9(b)

                       JORDEN BURT BERENSON & JOHNSON LLP
                       1025 THOMAS JEFFERSON STREET, N.W.
                                 SUITE 400-EAST
                          WASHINGTON, D.C. 20007-0805
                                 (202) 965-8100
                           TELECOPIER (202) 965-8104

                                                         September 15, 1997

PROVIDIAN LIFE & HEALTH INSURANCE COMPANY
20 MOORES ROAD
FRAZER, PENNSYLVANIA 19355

Ladies and Gentlemen:

 We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 8 to the Registration Statement on Form N-4 (file No. 33-36073) filed by Providian Life & Health Insurance Company and Providian Life & Health Insurance Company Separate Account IV with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.

                                       Very truly yours,

                                       /s/ Jorden Burt Berenson & Johnson LLP
                                          Jorden Burt Berenson & Johnson LLP